Exhibit 99.1
MEDIA CONTACT:
Kasey Holman
Media Relations – Silicon Image, Inc.
Phone: 1-408-616-4192
Kasey.Holman@SiliconImage.com
INVESTOR CONTACT:
David H. Allen
Investor Relations – Silicon Image, Inc.
Phone: 1-408-616-4003
David.Allen@SiliconImage.com
SILICON IMAGE REPORTS THIRD QUARTER RESULTS;
Revenue and Margins Increase Sequentially
SUNNYVALE, Calif., Nov. 1, 2007 — Silicon Image, Inc. (NASDAQ: SIMG), a leader in semiconductors for the secure storage, distribution and presentation of high-definition content, today announced that revenue for the third quarter ended September 30, 2007 was $86.3 million, an 8.2% increase compared with the $79.8 million in revenue reported in the prior quarter ended June 30, 2007 and a 10.2 % increase over the $78.3 million in revenue reported for the same period last year.
GAAP net income was $4.1 million, or $0.05 per diluted share, compared to $4.4 million, or $0.05 per diluted share, in the prior quarter and $8.0 million, or $0.09 per diluted share, for the third quarter 2006.
Non-GAAP net income, which excludes stock-based compensation expense and amortization of intangible assets, was $8.3 million, or $0.10 per diluted share, compared to $8.5 million, or $0.10 per diluted share, in the second quarter and $21.4 million, or $0.24 per diluted share, for the third quarter 2006. A reconciliation GAAP and non-GAAP items is provided in a table immediately following the Condensed Consolidated Statement of Operations.
“We experienced strong sequential growth over the June quarter for semiconductors used in a variety of consumer electronic applications, such as digital televisions, DVD devices, digital still cameras and HD camcorders,” said Steve Tirado, Silicon Image’s president and chief executive officer. “Higher CE semiconductor sales were driven by an increased mix of our industry leading HDMI 1.3 products and contributed to the improvement in our product gross margin,” continued Tirado.

Fourth Quarter 2007 Financial Outlook
— Revenue ranging between $77 to $79 million.
— GAAP and non-GAAP gross margin ranging between 55 to 57 percent.
— GAAP operating expenses ranging between $40 to $42 million.
— Non-GAAP operating expenses ranging between $32 to $34 million.
Use of Non-GAAP Financial Information
Silicon Image presents and discusses gross profit, total and product gross margins, operating expenses, net income and basic and diluted net income per share in accordance with Generally Accepted Accounting Principles (GAAP) and on a non-GAAP basis for informational purposes only. Silicon Image believes that non-GAAP reporting, giving effect to the adjustments shown in the attached reconciliation, provides meaningful information and therefore uses non-GAAP reporting to supplement its GAAP reporting and internally in evaluating operations, managing and monitoring performance, and determining bonus compensation. Silicon Image has chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of its operating results and to illustrate the results of operations giving effect to such non-GAAP adjustments. For instance, management excludes the stock-based compensation expense when reviewing our cost of revenue and operating expenses, because it is unrelated to our ongoing business operations, and because it does not consider this expense to be relevant to an assessment of Silicon Image’s ongoing operations. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
Conference Call
Silicon Image will host a conference call to discuss its financial results at 2:00 p.m. Pacific Time on Nov. 1, 2007. To access the conference call, dial (719) 457-2692 and enter pass code 7130954. A replay of the conference call will be available until midnight Pacific Time, Nov. 15, 2007. To access the replay, dial (719) 457-0820 or (888) 203-1112, and enter pass code 7130954. A webcast of the call will also be available on the investor relations’ site located at http://www.SiliconImage.com.
About Silicon Image, Inc.
Headquartered in Sunnyvale, Calif., Silicon Image, Inc. is a leader in driving the architecture and semiconductor implementations for the secure storage, distribution and presentation of high-definition content in the consumer electronics and personal computing markets. Silicon Image creates and drives industry standards for digital content delivery such as DVI, HDMI(™) and Serial ATA (SATA), leveraging partnerships with global leaders in the consumer electronics and personal computing markets to meet the growing digital content needs of consumers worldwide. With a proven track record of improving cross-product interoperability, Silicon Image has shipped more than 100 million HDMI/HDCP and DVI/HDCP semiconductor solutions and offers one of the most robust and comprehensively tested technology platforms in the consumer electronics industry through the Simplay HD(™) Testing Program of Simplay Labs. Simplay Labs, LLC, a wholly-owned subsidiary of Silicon Image, is a leading provider of testing technologies, tools and services for high-definition consumer electronics devices such as HDTVs, set-top boxes, audio/video receivers and DVD players, helping manufacturers to achieve compatibility and deliver the highest-quality HDTV experience to consumers. Silicon Image is the leading provider of semiconductor intellectual property solutions for high-definition multimedia and data storage applications. For more information, please visit http://www.siliconimage.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements include, but are not limited to, statements related to Silicon Image’s future operating results, including revenue, gross margins and operating expenses in the fourth quarter. These forward-looking statements involve risks and uncertainties, including those described from time to time in Silicon Image’s filings with the Securities and Exchange Commission (SEC), that could cause the actual results to differ materially from those anticipated by these forward-looking statements. In addition, see the Risk Factors section of the most recent Form 10-K or Form 10-Q filed by Silicon Image with the SEC. Silicon Image assumes no obligation to update any forward-looking information contained in this press release.
NOTE: Silicon Image and Simplay HD are trademarks, registered trademarks or service marks of Silicon Image, Inc. in the United States and other countries. HDMI™ and High-Definition Multimedia Interface are trademarks or registered trademarks of HDMI Licensing, LLC in the United States and other countries, and are used under license from HDMI Licensing, LLC. All other trademarks and registered trademarks are the property of their respective owners.
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SILICON IMAGE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(In thousands) (unaudited)	2007	2006
Assets
Current Assets:
Cash and cash equivalents	$130,658	$81,921
Short-term investments	95,031	168,724
Accounts receivable, net	45,597	39,931
Inventories	19,741	28,287
Prepaid expenses and other current assets	4,512	4,895
Deferred income taxes	10,239	12,793

Total current assets	305,778	336,551

Property and equipment, net	23,272	18,431
Goodwill	19,210	13,021
Intangible assets, net	1,566	78
Deferred income taxes, non current	15,250	10,580
Other assets	19,825	1,570

Total assets	$384,901	$380,231

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$22,382	$14,187
Accrued liabilities	19,871	37,308
Deferred license revenue	5,346	5,264
Deferred margin on sales to distributors	30,564	17,712

Total current liabilities	78,163	74,471

Other long-term liabilities	5,168	538

Total liabilities	83,331	75,009

Stockholders’ Equity:
Total stockholders’ equity	301,570	305,222

Total liabilities and stockholders’ equity	$384,901	$380,231

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)	Three Months Ended			Nine Months Ended September 30,
(Unaudited)	September 30, 2007	June 30, 2007	September 30, 2006	2007	2006
Revenue:
Product	$74,173	$65,875	$69,149	$195,715	$184,096
Development, licensing and royalties	12,109	13,896	9,178	39,457	23,909

Total revenue	86,282	79,771	78,327	235,172	208,005

Cost of revenue and operating expenses:
Cost of revenue (1)	37,500	36,938	32,721	105,196	87,854
Research and development (2)	20,489	19,025	16,866	56,709	47,611
Selling, general and administrative (3)	16,827	17,151	17,472	51,122	49,496
Amortization of intangible assets	540	537	78	1,692	430

Total cost of revenue and operating expenses	75,356	73,651	67,137	214,719	185,391

Income from operations	10,926	6,120	11,190	20,453	22,614
Interest income and other, net	2,302	3,290	2,623	8,618	6,181

Income before provision for income taxes	13,228	9,410	13,813	29,071	28,795
Provision for income taxes	9,118	5,038	5,771	17,673	12,603

Net income	$4,110	$4,372	$8,042	$11,398	$16,192

Net income per share – basic	$0.05	$0.05	$0.10	$0.13	$0.19

Net income per share – diluted	$0.05	$0.05	$0.09	$0.13	$0.18

Weighted average shares – basic	84,489	86,737	83,439	86,008	83,424
Weighted average shares – diluted	85,937	88,817	87,433	88,063	87,577

(1) Includes stock-based compensation expense	$421	$443	$772	$1,210	$1,954
(2) Includes stock-based compensation expense	2,181	2,056	3,781	6,545	9,393
(3) Includes stock-based compensation expense	2,731	2,687	4,073	6,796	11,113

SILICON IMAGE, INC.
GAAP NET INCOME TO NON-GAAP NET INCOME RECONCILIATION

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(In thousands, except per share amounts)	2007	2007	2006	2007	2006
(unaudited)

GAAP Net income	$4,110	$4,372	$8,042	$11,398	$16,192

Non-GAAP adjustments:
Stock-based compensation expense (1)	5,333	5,186	8,626	14,551	22,460
Amortization of intangible assets (2)	540	537	78	1,692	430

Non-GAAP Net income before tax adjustments	9,983	10,095	16,746	27,641	39,082

Income tax effects on above adjustments	(1,712)	(1,560)		(4,519)
Tax benefit from employee stock transactions (3)			4,621		9,866

Non-GAAP net income	$8,271	$8,535	$21,367	$23,122	$48,948

Non-GAAP net income per share — basic	$0.10	$0.10	$0.26	$0.27	$0.59
Non-GAAP net income per share — diluted	$0.10	$0.10	$0.24	$0.26	$0.56

Weighted average shares — basic	84,489	86,737	83,439	86,008	83,424
Weighted average shares — diluted	85,937	88,817	87,433	88,063	87,577

(1)	For the three months and nine months ended September 30, 2007 and 2006, and for the three months ended June 30, 2007, these adjustments represent the non-cash amortization of stock-based compensation associated with SFAS No. 123 (R) Share-based Payment.

	Cost of revenue	$421	$443	$772	$1,210	$1,954

	Research and development	2,181	2,056	3,781	6,545	9,393

	Selling, general and administrative	2,731	2,687	4,073	6,796	11,113

	Total	$5,333	$5,186	$8,626	$14,551	$22,460

(2)	This adjustment represents expenses for the amortization of intangible assets recorded in connection with our acquisitions. These on-going expenses pertain to intangible assets that are not expected to be replaced when fully amortized, as might a depreciable tangible asset.

(3)	This adjustment represents the non-cash tax benefits from employee stock transactions and other discrete items included in the tax provision and recorded to additional paid in capital.